UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 13, 2022

GWG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36615

Delaware	26-2222607
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

325 North St. Paul Street, Suite 2650, Dallas, TX 75201

(Address of principal executive offices, including zip code)

(612) 746-1944

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GWGHQ	*

*

On May 18, 2022, Nasdaq Stock Market LLC filed a Form 25 delisting and deregistering the shares of common stock, par value $0.001 per share, of GWG Holdings, Inc. from The Nasdaq Stock Market, which became effective ten days after the filing of the Form 25. GWG Holdings, Inc.’s common stock began trading exclusively on the over-the-counter market on April 29, 2022 under the symbol GWGHQ.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 13, 2022, Murray Holland gave notice to GWG Holdings, Inc. (the “Company”) of his resignation as both President and Chief Executive Officer of the Company. On November 14, 2022, Timothy Evans gave notice to the Company of his resignation as Chief Financial Officer of the Company. The Company announced the resignations of Mr. Holland and Mr. Evans via a press release dated November 14, 2022 and attached to this Form 8-K as Exhibit 99.1.

Subsequent to the resignation of Mr. Holland as President and Chief Executive Officer of the Company, on November 13, 2022, Jeffrey S. Stein, age 53, was appointed by the Company’s board of directors as President and Chief Executive Officer of the Company. As previously reported on the Company’s Form 8-K dated June 20, 2022, Mr. Stein also serves as the Company’s Chief Restructuring Officer pursuant to a Consulting Agreement further described therein.

Mr. Stein is Founder and Managing Partner of Stein & Holly Advisors Inc., a financial advisory firm that provides consulting services to public and private companies and institutional investors. Previously, Mr. Stein was a Co-Founder and Principal of Durham Asset Management LLC, a global event-driven distressed debt and special situations equity asset management firm. From January 2003 through December 2009, Mr. Stein served as Co-Director of Research at Durham responsible for the identification, evaluation and management of investments for the various Durham portfolios. From July 1997 to December 2002, Mr. Stein served as Co-Director of Research at The Delaware Bay Company, Inc., a boutique research and investment banking firm focused on the distressed debt and special situations equity asset classes. From September 1991 to August 1995, Mr. Stein was an Associate and Assistant Vice President at Shearson Lehman Brothers in the Capital Preservation & Restructuring Group. Mr. Stein currently serves as a director on the board of Ambac Financial Group, Inc., where he serves as Chairman, and as a board observer on the board of TORM plc. Mr. Stein previously served as a director on the boards of Intelsat Connect Finance S.A., NMC Health plc, Westmoreland Coal Company and Dynegy Inc. Mr. Stein received a B.A. in Economics from Brandeis University and an M.B.A. with Honors in Finance and Accounting from New York University.

Item 8.01	Other Events

On November 14, 2022, the United States Bankruptcy Court for the Southern District of Texas, Houston Division, issued an order suspending the Company’s board of directors pending the outcome of a hearing scheduled for December 1, 2022. The order requires that, except for certain ordinary course transactions, the prior written approval of Jeffrey S. Stein, the Company’s President, Chief Executive Officer and Chief Restructuring Officer, be obtained in connection with any monetary or non-monetary transfer by the Company.

Item 9.01	Financial Statements and Exhibits

99.1	Press release dated November 14, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG HOLDINGS, INC.

Date: November 17, 2022	By:	/s/ Jeffrey S. Stein
	Name:	Jeffrey S. Stein
	Title:	Chief Restructuring Officer